SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

COBRA OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uptown Center 2100 West Loop South, Suite 400 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(832) 476-8941
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2009 we entered into a Settlement Agreement (the “Agreement”) with Douglas Berry, a former officer and director, whereby we settled our outstanding debt to Mr. Berry in the amount of $125,262.45 through the issuance of 153,508 shares of our restricted common stock.  The debt was the result of loans made to us by Mr. Berry in the aggregate amount of $110,625 and the resulting interest of $14,637.45 due thereon.  The shares were valued at $0.816 per share which represented a 20% discount to the closing price of our common stock on the date of the Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Settlement Agreement dated August 31, 2009 between Registrant and Douglas Berry

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA OIL & GAS COMPANY

Date: September 4, 2009	By:	/s/ Massimiliano Pozzoni
Name: Massimiliano Pozzoni
Title: President